SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2010

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 23, 2010 we entered into a Subscription Agreement with our majority owned subsidiary, WDX Organisation Limited (“WDX”), and the founders of WDX under which we purchased 500,000 preference shares of WDX (the “Preference Shares”) at a price of one British Pound per share or an aggregate of 500,000 British Pounds (approximately US$750,000). The Subscription Agreement also provided for WDX to allot up to an aggregate of 16,900 C Ordinary Shares of WDX to employees, directors and consultants of WDX to secure their continued service to WDX and incentivize them in the performance thereof.  An aggregate of 14,061 C Ordinary Shares were issued, for nominal consideration, to four persons on July 23, 2010, each of whom is a director of WDX, including the three incumbent management founders of WDX and Robert Galvin.  Mr. Galvin received 1,736 C Ordinary Shares. Mr. Galvin also serves as our chief financial officer and treasurer and as one of our directors. The issuance of the 14,061 C Ordinary Shares reduced our ownership in WDX from approximately 93% to approximately 77.54%. If the remaining 2,839 C Ordinary Shares eligible for issuance are issued, our ownership of WDX will be reduced to 75%.  In conjunction with the foregoing, WDX revised its capital structure and adopted the new Articles of Association. Following the issuance of the 500,000 Preference Shares and 16,900 C Ordinary Shares, WDX had and presently has the following shares issued and outstanding:

•	65,100 A Ordinary Shares (owned by Flex Fuels Energy, Inc.);

•	4,163 B Ordinary Shares (owned by the three incumbent management founders of WDX);

•	14,061 C Ordinary Shares (owned by the three incumbent management founders of WDX and Robert Galvin);

•	637 Ordinary Shares (owned by non-management founders of WDX); and

•	10,000 Deferred Shares (owned by one of the WDX incumbent management founders).

The C Ordinary Shares and the Deferred Shares do not carry voting rights.

The Preference Shares earn in priority to any other class of stock of WDX, a cumulative dividend equal to 5% of the subscription price of such Preference Shares per annum. They also carry a preference over all other classes of WDX stock in the event of a sale, liquidation or listing of WDX. Upon liquidation, sale or listing and after repayment of the outstanding loans made by us to WDX, other liabilities of WDX and related transaction costs, the holder of the Preference Shares is entitled to a payment equal to three times the subscription price (the “Preference Shares Payment”) paid for such Preference Shares.

After payment to the holder of the Preference Shares upon a sale, liquidation or listing of WDX, the remaining proceeds are to be first paid to holders of the A Ordinary Shares, B Ordinary Shares and C Ordinary Shares of WDX in an amount equal to the amount paid by them for such shares (the “Return of Capital Payment”).  Thereafter, except as provided below, the remaining proceeds, if any, are to be shared among the holders of the A Ordinary Shares, B Ordinary Shares, C Ordinary Shares (on an as converted basis upon liquidation) and Ordinary Shares on a pro rata basis without regard to class up to a total return of 1,000,000 British Pounds per share and thereafter any remaining proceeds are shared amongst the holders of deferred shares (being worthless shares).

Notwithstanding the foregoing, upon a sale of WDX resulting in gross proceeds of more than 5,000,000 British Pounds but less than 10,000,000 British Pounds and after the Preference Shares Payment and Return of Capital Payment, the holders of the B Ordinary Shares, which are the WDX incumbent management founders, are entitled to a payment of an aggregate of 500,000 British Pounds  (shared between them in proportion to their holdings of B Ordinary Shares and C Ordinary Shares) or if the remaining balance is less than 500,000 British Pounds, the remaining balance (shared between them in proportion to their proportionate holdings of B Ordinary Shares and C Ordinary Shares). Thereafter, the balance of the proceeds will be shared amongst the holders of A Ordinary Shares, B Ordinary Shares, C Ordinary Shares and Ordinary Shares on a pro rata basis without regard to class up to a total return of 1,000,000 British Pounds per share and thereafter any remaining proceeds are shared amongst the holders of deferred shares. Upon a sale of WDX resulting in gross proceeds of 10,000,000 British Pounds or more and after the Preference Shares Payment and Return of Capital Payment, the holders of B Ordinary Shares are entitled to a payment of an aggregate of 1,000,000 British Pounds (shared between them in proportion to their holdings of B Ordinary Shares and C Ordinary Shares) or if the remaining balance is less than 1,000,000 British Pounds, the remaining balance (shared between them in proportion to their holdings of B Ordinary Shares and C Ordinary Shares). Thereafter, the balance of the proceeds will be shared amongst the holders of the A Ordinary Shares, B Ordinary Shares, and C Ordinary Shares in accordance with Section 3.3.6 of the WDX Articles of Association up to a total return of 1,000,000 British Pounds per share and thereafter any remaining proceeds are shared amongst the holders of deferred shares.  Section 3.3.6 provides for the remaining proceeds to be shared amongst the holders of the A Ordinary, B Ordinary and C Ordinary Shares on a pro-rata basis without regard to class, but increases the allocation otherwise payable to the holders of the B Ordinary Shares (shared between them in proportion to their holdings of B Ordinary Shares and C Ordinary Shares) by 1% for sales involving proceeds of more than 10,000,000 British Pounds but less than 11,000,000 British Pounds; by 2% for sales involving proceeds of more than 11,000,000 British Pounds but less than 12,000,000 British Pounds; by 3% for sales involving proceeds of more than 12,000,000 British Pounds but less than 13,000,000 British Pounds; by 4% for sales involving proceeds of more than 13,000,000 British Pounds but less than 14,000,000 British Pounds; and by 5% for sales involving proceeds of more than 14,000,000 British Pounds. For each 1% increase in the allocation payable to the holders of the B Ordinary Shares (shared between them in proportion to their holdings of B Ordinary Shares and C Ordinary Shares), there is a corresponding 1% decrease in the allocation payable to the holders of the A Ordinary Shares up to a maximum of 5%.

In connection with the issuance of the Preference Shares and the C Ordinary Shares and the creation of deferred shares, the board of WDX adopted the new Articles of Association which define the rights of the holders of all classes of WDX stock.

The Preference Shares are redeemable upon a sale, listing or winding up of WDX.

The C Ordinary Shares are subject to forfeiture during the 3 year period commencing upon issuance. If a holder of C Ordinary Shares leaves WDX during the first year following issuance, 75% of the C Ordinary Shares owned by such holder are forfeited. If a holder of C Ordinary Shares leaves WDX during the second year following issuance, 50% of such holders C Ordinary Shares are forfeited. If a holder of C Ordinary Shares leaves WDX during the third year following issuance, 25% of such holders C Ordinary Shares are forfeited.

The deferred shares carry no right to vote or attend at general meeting, no right of income and limited rights to capital (see above).

In conjunction with the execution of the Subscription Agreement and the adoption of the new Articles of Association, WDX adopted a discretionary bonus plan for WDX management to be paid from the net profits before taxes of WDX.

On July 21, 2010 we entered into a Deed of Variation of Loan Agreement with WDX for the purpose of consolidating the outstanding loans (being a principal amount of 600,000 British Pounds) made by us to WDX.

On July 7, 2010 David Miller resigned as a director of WDX and Robert Galvin was appointed as a director to fill the vacancy created thereby.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description

3.1	Articles of Association of WDX Organisation Limited adopted on July 21, 2010

4.1	WDX Organisation Limited Subscription Agreement dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: July 29, 2010	By:	/s/ Thomas Barr
Name: Thomas Barr
Chief Executive Officer